UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2016

THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois   60062
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On November 18, 2016, the Registrant’s Board of Directors (the “Board”) amended the Registrant’s Corporate Governance Guidelines (“Guidelines”) to, among other things, expand the responsibilities of the independent Lead Director. The changes include (1) specifying that the independent Lead Director is to be elected solely by the independent members of the Board; (2) clarifying that the independent Lead Director has approval authority over Board meeting agendas, schedules, and information provided to the Board; and (3) formalizing the independent Lead Director’s authority to call meetings of the independent members of the Board. The changes also include a reduction in the number of boards that a director can serve on, in addition to Allstate, from five to four. This limitation applies to directors who are not actively employed in executive positions. Directors who are active executives may serve on the boards of no more than two public companies in addition to Allstate.

The revised Guidelines are accessible via the Registrant’s website at www.allstateinvestors.com. The information contained on the website is not incorporated by reference in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Daniel G. Gordon
Name:	Daniel G. Gordon
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: November 21, 2016

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